Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277734

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 26, 2025
Prospectus Supplement
                           , 2025
(To Prospectus dated March 7, 2024)
$
Humana Inc.
$                        % Senior Notes due 20

The 20    notes (referred to herein as the additional 20   notes) will bear interest at      % per year. Interest on the additional 20     notes will be payable on           and          of each year, beginning on                            , 2025. The additional 20   notes will mature on                        , 20     . Interest on the additional 20   notes will accrue from            , 20   . Such accrued interest on the additional 20   notes from                 , 20    to but excluding the settlement date must be paid by the purchasers of the additional 20   notes offered hereby.
The additional 20   notes offered hereby will be an additional issuance of the               % Senior Notes due 20   that we issued in an aggregate principal amount of $               on               , 20    (referred to herein as the existing 20     notes and, where the context requires, together with the additional 20    notes, referred to herein as the notes), will be fungible with the existing 20   notes and will be consolidated with and form a single series with the existing 20    notes. The additional 20   notes offered hereby will have terms that are identical to the terms of the existing 20    notes (except for the issuance date and the issuance price) and will have the same ISIN and CUSIP numbers as the existing 20    notes. Immediately after giving effect to the issuance of the additional 20   notes offered hereby and together with the previously issued $               in aggregate principal amount of the existing 20   notes, the outstanding principal amount of the notes will be $              .
At our option, we may redeem the notes, in whole or in part, before their maturity date at the redemption prices described in this prospectus supplement under the caption “Description of the Notes—Optional Redemption.” If a change of control triggering event as described in this prospectus supplement occurs, unless we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes at the price described in this prospectus supplement under the caption “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness.
Investing in the notes involves risks that are described in the “Risk Factors” sections beginning on page S-4 of this prospectus supplement and in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Additional 20 Note		Total
Public Offering Price	%	(1)		$(1)
Underwriting Discount	%		$
Proceeds to Humana Inc. (before expenses)%		(1)		$(1)
__________________
(1)Plus accrued interest from                , 20   to but excluding the settlement date, totaling $           (assuming the settlement date is           , 2025). Such accrued interest must be paid by the purchasers of the additional 20          notes offered hereby.
The notes will not be listed on any securities exchange.
It is expected that delivery of the additional 20   notes will be made to purchasers on or about                 , 2025, which is the       business day following the date of this prospectus supplement (such settlement cycle referred to as T+      ), through The Depository Trust Company, including its participants Clearstream Banking S.A. and Euroclear Bank SA/NV. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the additional 20   notes on any date prior to the business day before delivery will be required, by virtue of the fact that the additional 20   notes initially will settle in         business days (T+       ), to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement. See “Underwriting.”

Joint Book-Running Managers

J.P. Morgan	Barclays
         , 2025

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us. We and the underwriters have not authorized any other person to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us, or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or the documents incorporated by reference.

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
These offering materials consist of two documents and the information incorporated by reference in these two documents: this prospectus supplement, which describes the terms of the notes that we are currently offering, and the accompanying prospectus, which provides general information about us and our debt securities, some of which may not apply to the notes that we are currently offering. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with, updates or changes the information in the accompanying prospectus or the information incorporated by reference in the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus or the information incorporated by reference in the accompanying prospectus. In addition, the information in this prospectus supplement may add to, update or change the information incorporated by reference in this prospectus supplement and accordingly will supersede that information.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, referred to in “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus.
Unless otherwise specified, all references in this prospectus supplement to:
•“Humana,” the “issuer,” “we,” “us,” “our” and the “Company” are to Humana Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires; and
•“underwriters” are to the firms listed in “Underwriting” in this prospectus supplement.
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and any documents we incorporate by reference in this prospectus supplement and the accompanying prospectus may include both historical and forward-looking statements. These forward-looking statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. When used in this prospectus supplement, the accompanying prospectus and any documents we incorporate by reference, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, trends and uncertainties. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement, matters described in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” contained in certain documents incorporated by reference in this prospectus supplement.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference might not occur. Our business is highly complicated, regulated and competitive with many different factors affecting results. There may also be other risks that we are unable to predict at this time.
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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus supplement and the accompanying prospectus is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering to which this prospectus supplement relates (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025;
•the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 7, 2025; and
•our Current Report on Form 8-K filed with the SEC on March 5, 2025.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
500 West Main Street
Louisville, Kentucky 40202
(502) 580-1000
Attn: Investor Relations
You may also obtain a copy of these filings from our Internet website at www.humana.com. Please note, however, that the information on our Internet website, other than the documents listed above, is not intended to be incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.
S-ii

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information that you may wish to consider before investing in the notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, especially the risks of investing in the notes discussed under “Risk Factors.”
Humana Inc.
Headquartered in Louisville, Kentucky, we are committed to putting health first — for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health — delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large.
As of December 31, 2024, we had approximately 16 million members in our medical benefit plans, as well as approximately 5 million members in our specialty products. During 2024, 85% of our total premiums and services revenue were derived from contracts with the federal government, including 14% derived from our individual Medicare Advantage contracts in Florida with the Centers for Medicare and Medicaid Services, or CMS, under which we provide health insurance coverage to approximately 924,800 members as of December 31, 2024.
Our two reportable segments, Insurance and CenterWell, are based on a combination of the type of health plan customer and adjacent businesses centered on well-being solutions for our health plans and other customers, as described below. Our Chief Executive Officer, the Chief Operating Decision Maker, utilizes these segment groupings and results of each segment, measured by income (loss) from operations, to assess performance and allocate resources primarily during our annual budget process and periodic forecast updates.
The Insurance segment consists of Medicare benefits, marketed to individuals or directly via group Medicare accounts, as well as our contract with CMS to administer the Limited Income Newly Eligible Transition, or LI-NET, prescription drug plan program and contracts with various states to provide Medicaid, dual eligible demonstration, and Long-Term Support Services benefits, which we refer to collectively as our state-based contracts. This segment also includes products consisting of employer group commercial fully-insured medical and specialty health insurance benefits marketed to individuals and employer groups, including dental, vision, and other supplemental health benefits, as well as administrative services only, or ASO. In addition, our Insurance segment includes our Military services business, primarily our T-2017 East Region contract, as well as the operations of our PBM business. The CenterWell segment includes our pharmacy, primary care, and home solutions operations. The segment also includes our strategic partnerships with WCAS to develop and operate senior-focused, payor-agnostic, primary care centers, as well as our minority ownership interest in hospice operations. Services offered by this segment are designed to enhance the overall healthcare experience. These services may lead to lower utilization associated with improved member health and/or lower drug costs.
Corporate Information
Our principal executive offices are located at 500 West Main Street, Louisville, Kentucky 40202, and our telephone number is (502) 580-1000.

THE OFFERING
The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	Humana Inc.

Notes Offered
$              initial aggregate principal amount of       % Senior Notes due 20     (referred to as the additional 20   notes). The additional 20   notes offered hereby will be an additional issuance of the                % Senior Notes due 20     that we issued in an aggregate principal amount of $                on                , 20     (referred to as the existing 20     notes), will be fungible with the existing 20     notes and will be consolidated with and form a single series with the existing 20     notes. The additional 20   notes offered hereby will have terms that are identical to the terms of the existing 20     notes (except for the issuance date and the issuance price) and will have the same ISIN and CUSIP numbers as the existing 20     notes.
We refer to the additional 20     notes and, where the context requires, together with the existing 20     notes, as the notes. Immediately after giving effect to the issuance of the additional 20   notes offered hereby and, together with the previously issued $           in aggregate principal amount of the existing 20     notes, the outstanding principal amount of the notes will be $          .

Interest Rate	The additional 20 notes will bear interest at a rate of % per year.

Maturity Date	The additional 20 notes will mature on , 20 .

Interest Payment Dates
The interest payment dates for the additional 20   notes will be            and           of each year, commencing on                 , 2025. The interest payment on        , 2025 will include interest accrued from         , 20      (the most recent interest payment date of the existing 20      notes on which interest was paid). Such accrued interest on the additional 20      notes from       , 20      to but excluding the settlement date must be paid by the purchasers of the additional 20      notes offered hereby.

Ranking
The notes are our unsecured senior obligations and rank equally with all of our existing and future unsecured and unsubordinated indebtedness. The notes will be effectively junior to any of our future secured indebtedness to the extent of the assets securing that indebtedness, and are structurally subordinated to any indebtedness and other liabilities of our subsidiaries. As of December 31, 2024, after giving effect to the issuance and sale on March 5, 2025 of our 5.550% Senior Notes due 2035 (the “2035 Notes”) and our 6.000% Senior Notes due 2055 (the “2055 Notes”) and this offering, and the use of proceeds therefrom, we would have had $           of other senior debt that ranks equal in right of payment with the notes and no secured debt that would be effectively senior to the notes.

Optional Redemption
Prior to                , 20     (     months prior to their maturity date), we may redeem the notes at our option, in whole or in part, at any time and from time to time at the redemption price described in “Description of the Notes—Optional Redemption” in this prospectus supplement.
On or after                 , 20     (       months prior to their maturity date), we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.

Change of Control
Upon a “Change of Control Triggering Event” (as defined under “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event”), we will be required to make an offer to repurchase from holders of the notes all or a portion of their notes at the purchase price described in “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event” in this prospectus supplement.

Covenants
The indenture and the supplemental indenture governing the notes contain covenants that, subject to exceptions and qualifications:
•limit our ability and the ability of our subsidiaries to create liens, and
•limit our ability to consolidate, merge or transfer all or substantially all of our assets.
See “Description of the Notes—Covenants” in this prospectus supplement.

Use of Proceeds
We estimate that our net proceeds from this offering, less underwriters’ discounts and our estimated costs of the offering, will be approximately $               . We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of existing indebtedness. See “Use of Proceeds” in this prospectus supplement.

Additional Issuances	We may “re-open” the notes and issue an unlimited aggregate principal amount of additional notes in the future. See “Description of the Notes—Additional Issuances” in this prospectus supplement.

Risk Factors
See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS
Before making a decision to invest in the notes, you should carefully consider the following:
•the risk factors described below and those contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus; and
•the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risks Associated with the Notes
Our Ability to Obtain Funds from Our Subsidiaries Is Limited and the Notes Are Structurally Subordinated to All Liabilities of Our Subsidiaries.
Because we operate as a holding company, the notes are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Our subsidiaries are the operating entities which generate our revenues. As a result, we will be dependent upon dividends, administrative expense reimbursements, and intercompany transfers of funds from our subsidiaries to meet our payment obligations on the notes. However, all of our subsidiaries that earn premiums are regulated by state departments of insurance. In most states, we are required to seek prior approval by these state regulatory authorities before we transfer money or pay dividends from these subsidiaries that exceed specified amounts, or, in some states, any amount. We are also required by law to maintain specific prescribed minimum amounts of capital in these subsidiaries. See Note 16 to the audited Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the fiscal year ended December 31, 2024, which Form 10-K is incorporated by reference in this prospectus supplement. In addition, we normally notify the state departments of insurance prior to making payments that do not require approval. Accordingly, since the premiums earned by these subsidiaries account for substantially all of our total revenues, we cannot guarantee that sufficient funds will be available to us to pay interest on or the principal of the notes. In addition, in the event of our bankruptcy, liquidation or any similar proceeding, holders of notes will be entitled to payment only after the holders of any indebtedness and other liabilities of our subsidiaries have been paid or provided for by these subsidiaries, including the claims of our members. In addition, the indenture and the supplemental indenture under which the additional 20   notes will be issued do not restrict us or our subsidiaries from incurring additional indebtedness.
We Have Financial and Operating Restrictions in Our Debt Instruments That May Have an Adverse Effect on Our Operations.
Agreements governing our existing indebtedness contain covenants that limit our ability to incur additional indebtedness, to create liens or other encumbrances, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The loan agreements governing our (i) $2.642 billion revolving credit facility (the “Revolving Credit Facility”), which we amended and restated in June 2023 and further amended in May 2024 and (ii) $2.1 billion 364-day revolving credit facility (the “364-day Credit Facility”), which we entered into in May 2024, also require us to meet a debt-to-capitalization ratio. As of December 31, 2024, after giving effect to this offering and the use of proceeds therefrom, we would have had the ability to incur up to approximately $2.624 billion under our Revolving Credit Facility and $2.1 billion under our 364-day Credit Facility (which excludes an uncommitted $500 million of incremental loan facilities). Agreements we enter into in the future governing indebtedness could also contain significant financial and operating restrictions.
A failure to comply with the obligations contained in our current or future credit facilities or indentures could result in an event of default or an acceleration of debt under other instruments that may contain cross-acceleration or cross-default provisions. We cannot be certain that we would have, or be able to obtain, sufficient funds to make these accelerated payments.

The Notes Are Unsecured Obligations and Are Structurally Subordinated to the Obligations of Our Subsidiaries.
The notes are not secured by any of our assets and will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing that indebtedness. Accordingly, in the event of our bankruptcy, liquidation or any similar proceeding, holders of the notes will be entitled to payment only after the holders of any of our future secured indebtedness have been paid to the extent of the value of the assets securing that indebtedness. As of December 31, 2024, we had no secured indebtedness outstanding. In addition, the indenture and respective supplemental indentures governing our existing notes and the notes being offered hereby permit us to incur additional indebtedness, including secured indebtedness.
Indebtedness of our subsidiaries and obligations and liabilities of our subsidiaries are structurally senior to the notes since, in the event of our bankruptcy, liquidation, dissolution, reorganization or other winding up, the assets of our subsidiaries will be available to pay the notes only after the subsidiaries’ indebtedness and obligations and liabilities are paid in full. Because we stand as an equity holder, rather than a creditor, of our subsidiaries, creditors of those subsidiaries will have their debt satisfied out of the subsidiaries’ assets before our creditors, including the noteholders. Because our operations are and will be conducted by our subsidiaries, these subsidiaries have incurred and will continue to incur significant obligations and liabilities.
We May Not Have the Ability to Raise the Funds Necessary to Finance the Offer to Repurchase the Notes Upon a Change of Control Triggering Event.
Upon the occurrence of a Change of Control Triggering Event with respect to the additional 20   notes offered hereby, we will be required to offer to repurchase all of the outstanding notes at the purchase price described in this prospectus supplement. See “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event.” There are similar change of control provisions in each of our currently outstanding series of senior notes. We cannot assure you that we will have sufficient funds available upon a Change of Control Triggering Event to make any required repurchases of the additional 20   notes offered hereby, or the other series of senior notes having similar Change of Control provisions. In addition, the Change of Control that triggers the Change of Control Triggering Event may also result in a default under our credit facilities. Any failure to purchase tendered notes would constitute a default under the indenture and the supplemental indenture governing the notes and under each other series of notes that has similar Change of Control provisions. A default could result in the declaration of the principal and interest on all the notes and our other indebtedness to be due and payable. The terms “Change of Control” and “Change of Control Triggering Event” are defined under the section entitled “Description of the Notes” in this prospectus supplement.
Liquid Trading Markets for the Notes May Not Be Maintained.
The additional 20   notes will become part of the same series as the existing 20   notes. There may cease to be a market for the notes. We have not applied and do not intend to apply for listing of the notes on any securities exchange or for quotation through any automated dealer quotation system. Although the underwriters have informed us that they presently make a market and intend to continue to make a market for the notes, they have no obligation to do so and may discontinue making a market at any time without notice. The liquidity of any market for the notes will depend on the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. We cannot assure you that there will be a liquid trading market for the notes. In the absence of active trading markets, you may not be able to transfer the notes within the time or at the price you desire.

CAPITALIZATION
The following table sets forth historical cash and cash equivalents and capitalization as of December 31, 2024:
•on an actual basis; and
•on an as adjusted basis to reflect (i) the issuance and sale on March 5, 2025 of the 2035 Notes and the 2055 Notes and (ii) the issuance and sale of the additional 20   notes, including the application of the net proceeds therefrom.

	As of December 31, 2024
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$2,221		$(1)
Short-term debt:
Existing senior notes(2)	$577	$
Commercial paper	—
Long-term debt:
Notes offered hereby(3)	—
Existing senior notes	11,144		(4)
Revolving credit facilities(5)	—
Total debt	$11,721	$

Stockholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; none issued	—
Common stock; $0.16 2/3 par value; 300,000,000 shares authorized; 198,718,810 shares issued	33
Capital in excess of par value	3,463
Retained earnings	28,317
Accumulated other comprehensive loss	(1,067)
Treasury stock, at cost, 78,077,195 shares	(14,371)
Noncontrolling interests	70
Total equity	16,445
Total capitalization	$28,166	$
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(1)Cash and cash equivalents include the net proceeds of the additional 20   notes offered hereby and the net proceeds of the 2035 Notes and the 2055 Notes issued on March 5, 2025 in excess of the amount required to repay the 4.500% Senior Notes due 2025 (the “2025 Notes”).
(2)Includes the 2025 Notes, which are classified as short-term debt because they mature in April 2025.
(3)The proceeds of the additional 20   notes offered hereby are presented net of approximately $    million of original issue discount and $    million related to debt issuance costs.
(4)Includes the 2035 Notes and the 2055 Notes, net of approximately $6.1 million of original issue discount and $13.1 million related to debt issuance costs.
(5)As of December 31, 2024, we had no borrowings outstanding under our Revolving Credit Facility or our 364-day Credit Facility and approximately $18 million of letters of credit outstanding under the Revolving Credit Facility. Accordingly, as of December 31, 2024, we had approximately $2.624 billion of remaining borrowing capacity under the Revolving Credit Facility and $2.1 billion of remaining borrowing capacity under the 364-day Credit Facility (which excludes an uncommitted $500 million of incremental loan facilities).

USE OF PROCEEDS
We estimate that our net proceeds from the issuance and sale of the additional 20   notes will be approximately $         , after deducting underwriters’ discounts and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of existing indebtedness.
If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations.

DESCRIPTION OF THE NOTES
The following description of the additional 20   notes offered hereby supplements the more general description of the debt securities that appears in the accompanying prospectus. You should read this section together with the section entitled “Description of the Debt Securities” in the accompanying prospectus. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls and will apply to the additional 20   notes.
The additional 20   notes will be issued under the base indenture dated as of August 5, 2003 (the “base indenture”), between Humana and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York), as trustee (the “trustee”), as supplemented by the                   supplemental indenture, dated as of               , 20       (the “                   Supplemental Indenture”), between Humana and the trustee, under which we previously issued $               in aggregate principal amount of      % Senior Notes due 20     (the “existing 20     notes” and, together with the additional 20   notes offered hereby, the “notes”). The additional 20   notes offered hereby will be fungible with the existing 20      notes and will be consolidated with and form a single series with the existing 20      notes. The additional 20   notes offered hereby will have terms that are identical to the terms of the existing 20      notes (except for the issuance date and the issuance price) and will have the same ISIN and CUSIP numbers as the existing 20     notes.
As used in this section, all references to the indenture mean the base indenture as supplemented by the                   Supplemental Indenture. The terms of the additional 20   notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the TIA.
This description of the additional 20   notes is intended to be an overview of the material provisions of the additional 20   notes and the indenture. Because this description of the additional 20   notes and the indenture is only a summary, you should refer to the indenture for a complete description of our obligations and your rights.
In this description of the notes, references to “Humana,” the “issuer,” “we,” “our,” and “us” refer to Humana Inc. and do not include its subsidiaries.
General
The additional 20   notes:
•will be our senior unsecured obligations;
•will constitute a single series with the existing 20   notes issued under the indenture and will initially be limited to an aggregate principal amount of $                   ; provided that, upon the issuance of the additional 20   notes offered hereby and together with the previously issued $     in aggregate principal amount of the existing 20     notes, the outstanding principal amount of the 20     notes will be $          ;
•will mature on                   , 20    ;
•will be subject to earlier redemption at our option as described under “—Optional Redemption”;
•will be subject to repurchase by us, in whole or in part, at the option of the holders upon certain specified changes of control as described under “—Offer to Repurchase Upon Change of Control Triggering Event”;
•will not have the benefit of any sinking fund;
•will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and
•will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in certificated form. See “—Book-Entry Issuance.”

Interest on the additional 20   notes will:
•accrue at the rate of            % per annum;
•accrue from          , 20   (the most recent interest payment date of the existing 20        notes on which interest was paid); such accrued interest from           , 20         to but excluding the settlement date must be paid by the purchasers of the additional 20       notes offered hereby;
•be payable in cash semi-annually in arrears on             and            of each year, commencing on                , 2025;
•be payable to the holders of record on the                   and                      immediately preceding the related interest payment date; and
•be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest payment date or maturity date for the additional 20   notes falls on a day that is not a business day, the required payment of principal or interest will be made on the next business day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of the payment on the next business day.
Additional Issuances
We may from time to time, without the consent of existing holders, create and issue further additional notes having the same terms and conditions as the notes in all respects, except for date of issue, price of issue and, if applicable, the first payment of interest on the further additional notes. Further additional notes issued in this manner will be consolidated with, and will form a single series with, the notes. If any such further additional notes are not fungible with the notes for U.S. federal income tax purposes, they will be issued with a different CUSIP number (or other applicable identifying number).
Ranking
The notes are our senior and unsecured indebtedness and rank equally with all of our other existing and future senior and unsecured indebtedness. The notes will be effectively junior to any of our future secured indebtedness, to the extent of the assets securing that indebtedness, and to all indebtedness and other liabilities of our subsidiaries. As of December 31, 2024, after giving effect to the issuance and sale on March 5, 2025 of the 2035 Notes and the 2055 Notes and to this offering and the use of proceeds therefrom, we would have had $                              of other senior debt that ranks equal in right of payment with the notes and no secured debt that would be effectively senior to the notes. Indebtedness of our subsidiaries and obligations and liabilities of our subsidiaries are structurally senior to the notes since, in the event of our bankruptcy, liquidation, dissolution, reorganization or other winding up, the assets of our subsidiaries will be available to pay the notes only after the subsidiaries’ indebtedness and obligations and liabilities are paid in full. Because we stand as an equity holder, rather than a creditor, of our subsidiaries, creditors of those subsidiaries will have their debt satisfied out of the subsidiaries’ assets before our creditors, including the noteholders. Because our operations are and will be conducted by our subsidiaries, these subsidiaries have incurred and will continue to incur significant obligations and liabilities.
Exchange and Transfer
You may exchange or transfer the notes in accordance with the indenture. You will not be required to pay a service charge to exchange or transfer the notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The exchange or transfer will only be made if the transfer agent is satisfied with your proof of ownership. See “—Book-Entry Issuance.”
Paying and Paying Agents
We will pay interest, principal and any other money due on the notes at the corporate trust office of the trustee. We may also choose to pay interest by mailing checks or making wire transfers. Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to note holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for the notes.
Optional Redemption
Prior to the Par Call Date (as defined below), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the additional 20     notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus           basis points less (b) interest accrued to the date of redemption, and
(2)    100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Par Call Date” means         , 20     (        months prior to their maturity date).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date, and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time on such date, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no responsibility for the calculation of the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made, in the case of global notes, in accordance with the depositary’s procedures, and in the case of definitive notes, by lot or by such other method as the trustee deems appropriate. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Except as set forth in this prospectus supplement, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.
Offer to Repurchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event (as defined below), unless we have exercised our right to redeem the notes as described above under “—Optional Redemption,” the indenture provides that each holder of notes will have the right to require us to repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which a Change of Control Triggering Event occurs, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to deliver a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 10 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have their notes repurchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event with respect to the notes may be limited by our then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The definition of Change of Control under the indenture includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of additional 20   notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.
We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer if it had been made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
For the purposes of this section, the following definitions apply:
“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our subsidiaries’ assets taken as a whole to any person other than to our company or one of our subsidiaries; (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or the Voting Stock of any parent company (as defined below) or other Voting Stock into which our Voting Stock or the Voting Stock of any parent company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we or any parent company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, us or any parent company, in any such event pursuant to a transaction in which any of our outstanding Voting Stock, the Voting Stock of such parent company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock or the Voting Stock of such parent company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company (a “parent company”) and (ii) the holders of our Voting Stock or the Voting Stock of any parent company immediately prior to that transaction hold at least a majority of the Voting Stock of such parent company immediately following that transaction; provided that any series of related transactions shall be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
“Change of Control Triggering Event” with respect to the notes means the occurrence of both a Change of Control and a related Rating Event with respect to the notes.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category) and a rating of BBB- or better by S&P Global Ratings (or its equivalent under any successor rating category).
“Rating Agency” means:
(1)each of Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global, Inc., and

(2)if either or both of Moody’s Investors Service, Inc. or S&P Global Ratings, a division of S&P Global, Inc., ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.
“Rating Event” with respect to the notes means (i) the rating of the notes is lowered by both Rating Agencies during the period (the “Trigger Period”) commencing on the earlier of the first public notice of (a) the occurrence of a Change of Control or (b) our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) and (ii) the notes are rated below an Investment Grade rating by both Rating Agencies on any day during the Trigger Period. If either Rating Agency is not providing a rating of the notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to be below Investment Grade on such day and such Rating Agency will be deemed to have lowered its rating of the notes during the Trigger Period.
“Substitute Rating Agency” means a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors delivered to the trustee) as a replacement agency for Moody’s, Inc. or S&P Global Ratings, or both of them, as the case may be.
“Voting Stock” means, with respect to any person as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors (or other analogous managing body) of such person.
Covenants
We will not be restricted by the indenture from incurring any type of indebtedness or other obligation, paying dividends or making distributions on our capital stock, or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us which may adversely affect the creditworthiness of the notes, except as specified above under “—Offer to Repurchase Upon Change of Control Trigger Event.”
Limitation on Liens. The indenture provides that we will not, and will not permit any of our Principal Subsidiaries to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the Common Stock of a Principal Subsidiary owned by us or any of our Principal Subsidiaries, unless our obligations under the notes and, if we so elect, any other indebtedness of us, ranking on a parity with, or prior to, the notes, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured.
Merger, Consolidation or Sale of Assets. The indenture provides that we may not consolidate with or merge with or into, or sell, lease or convey all or substantially all of our assets to, another person unless:
•either we are the resulting, surviving or transferee person, which is referred to as the “successor”, or the successor is a person organized under the laws of the United States, any state or the District of Columbia;
•the successor expressly assumes by supplemental indenture all of our obligations under the indenture and the notes; and
•immediately after giving effect to the transaction no event of default, or event which with notice or lapse of time would be an event of default, has occurred and is continuing.
The successor will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of the issuer under the indenture.
For purpose of the above covenants and “—Events of Default” below, the following definitions apply:

“Capital Stock” means, with respect to any person, shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Common Stock” means, with respect to any Principal Subsidiary, Capital Stock of any class, however designated, except Capital Stock which is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights entitling them, only in the case of certain contingencies, to elect less than a majority of the directors (or persons performing similar functions) of such Principal Subsidiary, and also includes securities of any class, however designated, which are convertible into Common Stock.
“Principal Subsidiary” means a consolidated subsidiary of ours that, as of the relevant time of the determination, is a “significant subsidiary” as defined under Rule 405 under the Securities Act (as that Rule is in effect on the date of this prospectus supplement without giving effect to any further amendment of that Rule).
Events of Default
Each of the following will be an event of default under the indenture:
(1)default in any payment of interest on any note when due, continued for 30 days;
(2)default in the payment of principal of or premium, if any, on any note when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(3)our failure, after notice, to comply within 60 days with any of our other agreements contained in the indenture;
(4)(A) our failure or the failure of any of our subsidiaries to pay indebtedness for money we borrowed or any of our subsidiaries borrowed in an aggregate principal amount of at least $150,000,000, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days after notice or (B) acceleration of the maturity of indebtedness for money we borrowed or any of our subsidiaries borrowed in an aggregate principal amount of at least $150,000,000, if that acceleration results from a default under the instrument giving rise to or securing such indebtedness for money borrowed and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days after notice; or
(5)certain events of bankruptcy, insolvency or reorganization for the issuer.
A default under clause (3) or (4) of this paragraph will not constitute an event of default until the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes notify us of the default and such default is not cured within the time specified in clause (3) or (4) of this paragraph after receipt of such notice.
If an event of default (other than an event of default referred to in clause (5) above with respect to us) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to us and the trustee may, and the trustee at the written request of such holders shall, declare the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default referred to in clause (5) above occurs with respect to us and is continuing, the principal of and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
In order for holders of the notes to initiate proceedings for a remedy under the indenture (other than with respect to an event of default referred to in clause (5) above with respect to us), holders of at least 25% in aggregate principal amount of the notes must first give notice to us as provided above, must request that the trustee initiate a proceeding in its own name and must offer the trustee indemnity reasonably satisfactory to it against costs and liabilities. If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of the notes, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of notes. However, any holder is entitled at any time to bring a lawsuit for payment of money due on the notes on or after the due date.
The holders of a majority in aggregate principal amount of the outstanding notes may rescind a declaration of acceleration if all events of default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived.
If we default on the payment of any installment of interest and fail to cure the default within 30 days, or if we default on the payment of principal when it becomes due, then the trustee may require us to pay all amounts due to the trustee, with interest on the overdue principal or interest payments, in addition to the expenses of collection.
The indenture provides that if a default occurs and is continuing of which a responsible officer of the trustee has received written notice at its corporate trust office, the trustee must send to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, or interest on, any note, the trustee may withhold notice if and so long as the board of directors, the executive committee, or trust committee of directors or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders.
The holders of a majority in aggregate principal amount of the outstanding notes may waive any past default or event of default except for a default in the payment of principal of or interest on the notes or a default relating to a provision that cannot be amended without the consent of each affected holder.
Modification or Waiver
There are three types of changes we can make to the indenture.
Changes Requiring Noteholder Approval. Certain changes cannot be made to the indenture or the notes without approval of each affected noteholder, including the following:
•reducing the principal, any premium, or changing the stated final maturity of the notes or altering our repurchase obligations with respect to the notes;
•reducing the rate of, or changing the time for, payment of interest on the notes;
•making the principal or interest payable in a currency other than United States dollars or changing the place of payment;
•modifying the right of any noteholder to receive or sue for payment of principal or interest on the date such principal or interest is due;
•expressly subordinating the notes to other indebtedness of ours; or
•reducing the aggregate principal amount of the notes whose holders must consent to supplement the indenture or to waive any of its provisions.
Changes Requiring a Majority Vote of the Noteholders. Other than as set forth above, the indenture and the notes can generally be amended by a vote in favor by holders owning a majority of the outstanding aggregate principal amount of the notes. In the event that more than one series of notes issued under the base indenture is affected by the amendment, separate votes will be needed for each series even if they are affected in the same way.
Changes Not Requiring Approval. From time to time, we and the trustee may, without the consent of the noteholders, amend either the indenture or the notes for specified purposes, including to:
•reflect that a successor has succeeded us and has assumed our covenants and obligations under the notes and the indenture;
•add further covenants for the benefit of the noteholders;

•add any additional event of default;
•pledge property to the trustee as security for the notes;
•add guarantees with respect to the notes;
•change the trustee or provide for an additional trustee;
•modify the indenture in order to continue its qualification under the TIA or as may be necessary or desirable in accordance with amendments of that act;
•issue and establish the form and terms and conditions of other series of debt securities as provided in the base indenture; or
•cure any ambiguity, mistake or inconsistency in the indenture or in the notes or make any other provisions with respect to matters or questions arising under the indenture as long as the interests of the noteholders are not adversely affected in any material respect.
Satisfaction and Discharge
The indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture with respect to the notes, when certain specified conditions have been satisfied, including the following:
•all such notes not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;
•we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on such notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit, in the case of notes of such series that have become due and payable, or to the stated maturity or the redemption date, if earlier, in the case of notes that have become due and payable;
•we have paid or caused to be paid all other sums payable under the indenture in respect of such notes; and
•we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.
We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.
Defeasance
At our option, we can terminate all of our obligations with respect to certain covenants under the indenture with respect to the notes, other than the obligation to pay principal, any premium and interest on the notes and other specified obligations, at any time by:
•depositing money or United States government obligations, or a combination thereof, with the trustee in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the notes to their maturity; and
•complying with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that holders and beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of our defeasance.
In addition, we can terminate all of our obligations under the indenture with respect to the notes, including the obligation to pay principal, any premium and interest on the notes, at any time by:
•depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal, any premium and interest on the notes to their maturity; and

•complying with other specified conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States federal tax law since the issuance of the existing 20    notes to the effect that holders and beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of our defeasance.
Book-Entry Issuance
The notes will be represented by one or more global notes that will be deposited with and registered in the name of The Depository Trust Company, or DTC, or its nominee. We will not issue certificated notes to you, except in the limited circumstances described below. Each global note will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the notes. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred. DTC, its nominees and their successors may, however, transfer a global note as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee.
Beneficial interests in a global note will be shown on, and transfers of beneficial interests in the global note will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This book-entry system eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.
When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC’s records. When you actually purchase the notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of the notes. DTC’s records will show only the identity of the direct participants and the principal amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the notes to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of each global note for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global note to you or any other beneficial owners in that global note.
It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants’ accounts on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or the issuer.
Notes represented by one or more global notes will be exchangeable for certificated notes with the same terms in authorized denominations only if:
•DTC is unwilling or unable to continue as a depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•an event of default occurs and is continuing in respect of the notes.
If a global note is exchanged for certificated notes, the trustee will keep the registration books for the notes at its corporate trust office and follow customary practices and procedures regarding those certificated notes.
Euroclear and Clearstream
Links have been established among DTC, Clearstream Banking S.A., or Clearstream, and Euroclear Bank SA/NV, or Euroclear, which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of notes sold outside the United States and cross-market transfers of the notes associated with secondary market trading.
Noteholders may hold their notes through the accounts maintained by Euroclear or Clearstream in DTC only if they are participants of those systems, or indirectly through organizations which are participants in those systems.
Euroclear and Clearstream will hold omnibus book-entry positions on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear and Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear and Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositaries.
All information in this prospectus supplement in respect of Euroclear and Clearstream is derived from Euroclear or Clearstream, as the case may be, and reflects the policies of such organizations. These organizations may change these policies without notice.
Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York) is the trustee under the base indenture, which also governs each of our outstanding series of senior notes, and is the trustee under the supplemental indenture governing the additional 20   notes offered hereby. The trustee has been appointed as registrar and paying agent with regard to the additional 20   notes offered hereby and serves the same roles with respect to each of our outstanding series of senior notes. An affiliate of the trustee is also a lender under our Revolving Credit Facility and our 364-day Credit Facility.
The indenture provides that, except during the continuance of an event of default under the indenture of which a responsible officer of the trustee has received written notice at its corporate trust office, the trustee under the indenture will perform only those duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture with respect to the notes, subject to some exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs.

Each year we must furnish to the trustee a written statement of some of our officers that, to their knowledge, we are in compliance with the indenture and the notes, or otherwise specifying any default.
The trustee may resign or be removed and a successor trustee may be appointed to act with respect to the notes.
Governing Law
The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
The following summary describes certain United States federal income tax consequences and, in the case of a non-U.S. Holder (as defined below), certain United States federal estate tax consequences, of owning and disposing of the additional 20     notes. This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. This summary applies to you only if you are a beneficial owner of an additional 20     note that holds the additional 20      note as a capital asset (generally, investment property), and you acquire the additional 20     note for cash in this offering at the price of the additional 20      notes shown on the front cover of this prospectus supplement (plus accrued interest from                , 20     (the “offering price”)). This discussion does not address all United States federal income and estate tax consequences relevant to a beneficial owner’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, this summary does not address special United States federal income or estate tax rules that may be applicable to certain categories of beneficial owners of the additional 20      notes, such as:
•dealers in securities or currencies;
•traders in securities;
•United States Holders (as defined below) whose functional currency is not the United States dollar;
•persons holding additional 20     notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;
•persons subject to the alternative minimum tax;
•certain United States expatriates;
•financial institutions;
•insurance companies;
•controlled foreign corporations, passive foreign investment companies, regulated investment companies and real estate investment trusts, and shareholders of such corporations;
•entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;
•pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities;
•accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements pursuant to Section 451(b) of the Internal Revenue Code (as defined below); and
•persons that acquire an additional 20       note for a price other than the offering price of the additional 20       notes.
If you are an entity or arrangement classified as a partnership for United States federal tax purposes considering purchasing the additional 20        notes, or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. You should consult your own tax advisor regarding the United States federal income and estate tax consequences of owning and disposing of the additional 20        notes.
This summary is based on United States federal income and estate tax law, including the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of owning and disposing of notes as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the ownership or other disposition of the additional 20      notes. In addition, this summary does not discuss any United States federal tax consequences other than United States federal income tax consequences (and, in the case of non-U.S. Holders, United States federal estate tax consequences), such as gift tax consequences, or any United States state or local income or non-United States income or other tax consequences. Before you purchase additional 20      notes, you should consult your own tax advisor regarding the particular United States federal, state and local and non-United States income and other tax consequences of owning and disposing of the additional 20       notes that may be applicable to you.
United States Holders
The following summary applies to you only if you are a United States Holder. A “United States Holder” is a beneficial owner of an additional 20       note or notes that is for United States federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or
•a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”
Additional Payments
Under certain circumstances, we may be obligated to pay amounts in excess of the stated principal of the additional 20      notes. Although the matter is not free from doubt, we intend to take the position that the possibility of such payments does not result in the additional 20       notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our position is not binding on the IRS. If the IRS successfully takes a contrary position, you would be required to treat any gain recognized on the sale or other disposition of the additional 20       notes before the resolution of the contingencies as ordinary income rather than as capital gain, and to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the additional 20      notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. You should consult your own tax advisor regarding the potential treatment of the additional 20      notes as contingent payment debt instruments. The remainder of this summary assumes that the additional 20       notes are not treated as contingent payment debt instruments.
Qualified Reopening
We intend, for United States federal income tax purposes, to treat the additional 20   notes as issued pursuant to a “qualified reopening” of the existing 20      notes, which had an issue price of                %. Accordingly, we intend to treat the additional 20      notes as having the same issue price and issue date as the existing 20  notes. The remainder of this discussion assumes the correctness of the treatment described in this paragraph.
Pre-Issuance Accrued Stated Interest
A portion of the offering price of the additional 20    notes will be attributable to the amount of unpaid stated interest on the existing 20     notes that has accrued since         , 2024 (the “pre-issuance accrued stated interest”). Pursuant to certain Treasury regulations, we intend to treat a portion of the first payment of stated interest on the additional 20    notes equal to such pre-issuance accrued stated interest as a non-taxable return of the pre-issuance

accrued stated interest, rather than as a payment of stated interest on such additional 20    notes. The remainder of this discussion assumes that this treatment is correct. You should consult your tax advisor concerning the tax treatment of any pre-issuance accrued stated interest on the additional 20      notes.
Payments of Stated Interest
Stated interest on your additional 20   notes (which should exclude any pre-issuance accrued stated interest, as discussed above) will be included in your gross income and taxed as ordinary interest income at the time such interest is accrued or received in accordance with your method of accounting for United States federal income tax purposes.
Bond Premium
If you purchase an additional 20   note for an amount (excluding any amount attributable to any pre-issuance accrued stated interest described above) in excess of the stated principal amount of such additional 20   note, you will be considered to have purchased such additional 20   note with “bond premium” equal to the excess of your purchase price over the stated principal amount. It may be possible for you to elect to amortize the premium over the remaining term of the additional 20   notes using a constant yield method. However, because we may call the additional 20   notes under certain circumstances at a price in excess of their stated principal amount, such amortization may be reduced, deferred and/or eliminated. Any amortized amount of the bond premium for a taxable year generally will be treated first as a reduction of interest on the note includible in your gross income in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of your prior interest inclusions on such note, and finally as a carryforward allowable against your future interest inclusions on such note. If you make such an election, your tax basis in such note will be reduced by the amount of the allowable amortization. If you do not elect to amortize bond premium, the premium will remain a part of your tax basis in such note. An election to amortize bond premium will apply to all taxable debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. Once made, you may not revoke the election without the consent of the IRS. You should consult your tax advisor before making this election and regarding the calculation and amortization of any bond premium.
Sale or Other Taxable Disposition of Additional 20   Notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of the additional 20   notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:
•the amount realized on the disposition (less any amount attributable to accrued but unpaid stated interest on the additional 20   notes, which will be taxable as ordinary interest income, to the extent not previously included in your gross income, in the manner described above under “—Payments of Stated Interest” and any pre-issuance accrued stated interest, as discussed above); and
•your adjusted tax basis in the additional 20   notes, which generally will be their cost (which should (i) exclude the amount of any pre-issuance accrued stated interest and (ii) be reduced by the amount of any bond premium previously amortized by the U.S. Holder with respect to such additional 20   note).
Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the additional 20   notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States Holder, under current law your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to payments to a United States Holder of stated interest on the additional 20   notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the additional 20   notes.

In general, “backup withholding” (currently at a rate of 24%) may apply:
•to any payments made to you of stated interest on your additional 20   notes, and
•to payment of the proceeds of a sale or other disposition (including a redemption or retirement) of your additional 20   notes,
if you are a United States Holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules and you do not otherwise establish an exemption from backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against your United States federal income tax liability (which may result in your being entitled to a refund of United States federal income tax), provided that required information is timely provided to the IRS.
Non-U.S. Holders
The following summary applies to you if you are a beneficial owner of an additional 20   note and you are neither a United States Holder (as defined above) nor an entity or arrangement classified as a partnership for United States federal income tax purposes (a “non-U.S. Holder”).
United States Federal Withholding Tax
Subject to the discussions below regarding backup withholding and FATCA (as defined below), United States federal withholding tax will generally not apply to payments of stated interest on your additional 20   notes under the “portfolio interest” exception of the Internal Revenue Code, provided that:
•you do not, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;
•you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);
•you are not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code;
•such stated interest is not effectively connected with your conduct of a trade or business within the United States; and
•you provide a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be associated with you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Internal Revenue Code, and providing your name and address to:
(A)the applicable withholding agent; or
(B)a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement described above and provides the applicable withholding agent with a copy of this statement.
The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.
If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to you will be subject to 30% United States federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest

paid on your additional 20   notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States, or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.
For purposes of this discussion, stated interest does not include any pre-issuance accrued stated interest, as discussed above under “—United States Holders—Pre-Issuance Accrued Stated Interest;” however, the applicable withholding agent is likely to treat any payment of pre-issuance accrued stated interest in the same manner as stated interest.
Any gain recognized upon a sale, exchange, redemption, retirement or other taxable disposition of an additional 20    note (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to United States federal withholding tax, subject to the discussions below regarding backup withholding and FATCA.
United States Federal Income Tax
Except for the possible application of United States federal withholding tax discussed above, and subject to the discussions below regarding backup withholding and FATCA, you generally will not have to pay United States federal income tax on payments of principal of and stated interest on your additional 20   notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the sale, exchange, redemption, retirement or other taxable disposition of your additional 20   notes unless:
•in the case of stated interest payments or disposition proceeds representing accrued stated interest, you cannot satisfy the requirements of the “portfolio interest” exception described above or claim a complete exemption from United States federal income tax on such interest under an applicable income tax treaty (and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above);
•in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your additional 20   notes (but not treated as a resident of the United States under specific rules) and certain other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Internal Revenue Code); or
•any stated interest or gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.
If you are engaged in a trade or business within the United States, and stated interest or gain in respect of your additional 20   notes is effectively connected with the conduct of such trade or business, the stated interest or gain generally will be exempt from United States federal withholding tax (provided, in the case of interest, that you satisfy the certification requirements described above) and instead will be subject to United States federal income tax on a net basis at the regular graduated rates and in the manner applicable to a United States Holder (unless an applicable income tax treaty provides otherwise). In addition, if you are a non-U.S. Holder that is a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.
Backup Withholding and Information Reporting
Backup withholding and certain information reporting will not apply to payments of interest made on the additional 20   notes to you if you have provided to the applicable withholding agent the required certification that you are not a “United States person” within the meaning of the Internal Revenue Code as described in “—United States Federal Withholding Tax” above, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person. However, the applicable withholding agent may

be required to report to the IRS and to you payments of stated interest on the additional 20   notes and the amount of United States federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement. The applicable withholding agent is likely to treat any payment of pre-issuance accrued stated interest in the same manner as stated interest.
The gross proceeds from the sale, exchange, redemption, retirement or other disposition of your additional 20   notes may be subject, in certain circumstances discussed below, to information reporting and backup withholding (currently at a rate of 24%). If you sell your additional 20   notes outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to you outside the United States, then the United States backup withholding and information reporting requirements generally will not apply to that payment. However, United States information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-United States office of a broker that is a “United States person” (as defined in the Internal Revenue Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds from a sale of your additional 20   notes to or through a United States office of a broker, the payment is subject to both United States backup withholding and information reporting unless you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise establish an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied.
You should consult your own tax advisor regarding application of the backup withholding rules in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be credited against your United States federal income tax liability (which may result in your being entitled to a refund of United States federal income tax), provided the required information is timely provided to the IRS.
United States Federal Estate Tax
Unless otherwise provided in an applicable estate tax or other treaty, if you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your additional 20   notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:
•you actually or constructively own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or
•stated interest on your additional 20   notes is effectively connected with your conduct of a trade or business within the United States.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act and related Treasury guidance (collectively referred to as “FATCA”) impose United States federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) United States source interest (including interest paid on the additional 20   notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces United States source interest (including the sale, exchange, redemption, retirement or other taxable disposition of the additional 20   notes), whether the foreign entities are acting as beneficial owners or as intermediaries. The applicable withholding agent is likely to treat any payment of pre-issuance accrued stated interest in the same manner as stated interest. This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with certain information reporting requirements regarding its U.S. account holders and its U.S. owners, and in the case of a foreign financial institution, complies with certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a United States Holder or a non-U.S.

Holder holds its additional 20   notes will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future United States Treasury regulations or other guidance, may modify these requirements. Under proposed Treasury regulations, which may be relied upon until final regulations are issued, the withholding provisions of FATCA do not apply to payments of gross proceeds from a disposition of a note and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. We will not pay any additional amounts to United States Holders or non-U.S. Holders in respect of any amounts withheld under FATCA. United States Holders that own their interests in an additional 20   note through a foreign entity or intermediary, and non-U.S. Holders, are encouraged to consult their tax advisors regarding FATCA.

UNDERWRITING
Subject to the terms and conditions set forth in an underwriting agreement among us and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of each of the underwriters named below, dated                  , 2025, we have agreed to sell to the underwriters, and each of the underwriters, severally and not jointly, has agreed to purchase from us, the aggregate principal amount of the additional 20   notes set forth opposite its name below:

Underwriters	Aggregate Principal Amount of Additional 20 Notes
J.P. Morgan Securities LLC	$
Barclays Capital Inc.
Total	$
The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the additional 20   notes being sold if any of the additional 20   notes being sold are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The additional 20   notes are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and certain other conditions. The underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.
The underwriters propose initially to offer the additional 20   notes to the public at the initial public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of          % of the principal amount of the additional 20   notes. The underwriters may allow, and such dealers may reallow, a discount not in excess of          % of the principal amount of the additional 20   notes to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.
We estimate that the expenses of the offering, exclusive of the underwriting discount, will be approximately  $                          and will be payable by us.
The additional 20   notes will become part of the same series as our outstanding        % Senior Notes due 20            , $                aggregate principal amount of which were originally issued on                 , 20              . There may cease to be a market for the notes. We have not applied and do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently make a market and intend to continue to make a market for the notes after consummation of the offering contemplated hereby, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you that there will be a liquid trading market for the notes. If an active trading market for the notes ceases to exist, the market prices and liquidity of the notes may be adversely affected.
In connection with the offering the underwriters may purchase and sell additional 20   notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of additional 20   notes in excess of the principal amount of additional 20   notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the additional 20   notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of

additional 20   notes made for the purpose of preventing or retarding a decline in the market price of the additional 20   notes while the offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market prices of the additional 20   notes. They may also cause the prices of the additional 20   notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
It is expected that delivery of the additional 20   notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the                business day following the date of this prospectus supplement (such settlement cycle referred to as “T+     ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade additional 20   notes on any date prior to the business day before delivery will be required, by virtue of the fact that the additional 20   notes initially will settle in T+    , to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.
The underwriters and their affiliates have performed commercial banking, investment banking, corporate trust and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Certain affiliates of the underwriters are lenders under our Revolving Credit Facility and our 364-day Credit Facility.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the additional 20   notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the additional 20   notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area Retail Investors
The additional 20   notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the additional 20   notes or otherwise making them available to retail

investors in the EEA has been prepared and therefore offering or selling the additional 20   notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of additional 20   notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of additional 20   notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The additional 20   notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the UK and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the additional 20   notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the additional 20   notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the additional 20   notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of additional 20   notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In the UK, this prospectus supplement and the accompanying prospectus and any other material in relation to the additional 20   notes described herein are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Articles 49(2)(a) to (d) of the Order or (iii) persons to whom it would otherwise not result in an offer to the public of the additional 20   notes in the UK, all such persons together being referred to as “Relevant Persons.” In the UK, the additional 20   notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such additional 20   notes will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The additional 20   notes are not being offered to the public in the UK.
In addition, in the UK, each underwriter has represented and agreed the additional 20   notes may not be offered other than by an underwriter that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the additional 20   notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the additional 20   notes in, from or otherwise involving the UK.

Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any additional 20   notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the additional 20   notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the additional 20   notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The additional 20   notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the additional 20   notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any additional 20   notes or caused the additional 20   notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any additional 20   notes or cause the additional 20   notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the additional 20   notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Where the additional 20   notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within

six months after that corporation or that trust has acquired the additional 20   notes pursuant to an offer made under Section 275 of the SFA except:
(a)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;
(b)where no consideration is or will be given for the transfer;
(c)where the transfer is by operation of law;
(d)as specified in Section 276(7) of the SFA; or
(e)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of additional 20   notes, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the additional 20   notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04 N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Canada
The additional 20   notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the additional 20   notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.
The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
South Korea
The additional 20   notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the additional 20   notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the additional 20   notes, the additional 20   notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the additional 20   notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the additional 20   notes, (c) the additional

20   notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the issuer and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Switzerland
This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any additional 20   notes. No additional 20   notes have been offered or will be offered to the public in Switzerland, except that offers of additional 20   notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)to any person which is a professional client as defined under the FinSA or
(b)in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,
provided that no such offer of additional 20   notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The additional 20   notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the additional 20   notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the additional 20   notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The additional 20   notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the additional 20   notes in Taiwan.

LEGAL MATTERS
Certain legal matters with respect to the legality of the issuance of the additional 20   notes will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Securities Warrants

We may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus.
We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference before you make your investment decision.
Our common stock is quoted on the New York Stock Exchange under the symbol “HUM.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus. You should also consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Under the shelf registration rules, using this prospectus, together with any prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus.
In this prospectus “we,” “us,” “our” and “Humana” refer to Humana Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.
This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find Additional Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Incorporation of Certain Documents by Reference” below.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any documents we incorporate by reference may include both historical and forward-looking statements. These forward-looking statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. When used in this prospectus, any prospectus supplement and any documents we incorporate by reference, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, trends and uncertainties. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including the information set forth under “Risk Factors” in documents incorporated by reference in this prospectus and any applicable prospectus supplement.
Some of the risks which may be relevant to us could include:
•If we do not design and price our products properly and competitively, if the premiums we receive are insufficient to cover the cost of healthcare services delivered to our members, if we are unable to implement clinical initiatives to provide a better healthcare experience for our members, lower costs and appropriately document the risk profile of our members, or if our estimates of benefits expense are inadequate, our profitability could be materially adversely affected. We estimate the costs of our benefit expense payments, and design and price our products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. We continually review estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and make necessary adjustments to our reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, our reserves may be insufficient.
•If we fail to effectively implement our operational and strategic initiatives, including our Medicare initiatives, which are of particular importance given the concentration of our revenues in these products, state-based contract strategy, the growth of our CenterWell business, and our integrated care delivery model, our business may be materially adversely affected. In addition, there can be no assurances that we will be successful in maintaining or improving our Star ratings in future years.
•If we, or the third-party service providers on which we rely, fail to properly maintain the integrity of our data, to strategically maintain existing or implement new information systems, to protect our proprietary rights to our systems, or to defend against cybersecurity attacks, contain such attacks when they occur, or prevent other privacy or data security incidents that result in security breaches that disrupt our operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, our business may be materially adversely affected.
•We are involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to us, could result in substantial monetary damages or changes in our business practices. Increased litigation and negative publicity could also increase our cost of doing business.
•As a government contractor, we are exposed to risks that may materially adversely affect our business or our willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of our Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which we participate. Changes to the risk-adjustment model utilized by the Centers for Medicare and Medicaid Services (“CMS”) to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which we believe fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a “Fee for Service Adjuster”, could have a material adverse effect on our operating results, financial position and cash flows.
•Our business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase our cost of doing business and have a material adverse effect on our results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting our ability to expand into new markets, increasing our medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering our Medicare payment rates and increasing our expenses associated with a non-deductible health insurance industry fee and other assessments); our financial position (including our ability to maintain the value of our goodwill); and our cash flows.
•Our failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on our results of operations, financial position, and cash flows.
•If we fail to develop and maintain satisfactory relationships with the providers of care to our members, our business may be adversely affected.
•We face significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to our success, and our failure to do so could adversely affect our businesses, operating results and/or future performance.
•Our pharmacy business is highly competitive and subjects us to regulations and supply chain risks in addition to those we face with our core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect our financial performance.
•Our ability to obtain funds from certain of our licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in our debt ratings, should they occur, may adversely affect our business, results of operations, and financial condition.
•Volatility in the securities and credit markets, including changes in interest rates, may significantly and adversely affect the value of our investment portfolio and the investment income that we derive from this portfolio.
We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and any prospectus supplement might not occur. There may also be other risks that we are unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are a reporting company under the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http:// www.sec.gov.
We also make available free of charge on or through our Internet web site (http://www.humana.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file these materials with the SEC. In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Humana Inc., 500 West Main Street, Louisville, Kentucky 40202, Attn: Investor Relations; Phone: (502) 580-1000.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference through the SEC’s Internet web site as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 15, 2024; and
•the description of our common stock contained in Exhibit 4(o) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 20, 2020.
You may request a copy of these filings at no cost, by writing or telephoning us as follows:
500 West Main Street
Louisville, Kentucky 40202
(502) 580-1000
Attn: Investor Relations
You may also obtain a copy of these filings from our Internet web site at www.humana.com. Please note, however, that the information on our Internet web site, other than the documents listed or described above, is not intended to be incorporated in this prospectus by reference and should not be considered a part of this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any supplemental prospectus, or in any document incorporated by reference herein or therein, is accurate as of any date other than the date on the front of those documents.

OUR COMPANY
Headquartered in Louisville, Kentucky, we are committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large.
As of December 31, 2023, we had approximately 17 million members in our medical benefit plans, as well as approximately 5 million members in our specialty products. During 2023, 84% of our total premiums and services revenue were derived from contracts with the federal government, including 14% derived from our individual Medicare Advantage contracts in Florida with CMS under which we provide health insurance coverage to approximately 851,300 members as of December 31, 2023.
During December 2022, we realigned our businesses into two distinct segments: Insurance and CenterWell. The Insurance segment includes the businesses that were previously included in the Retail and Group and Specialty segments, as well as the Pharmacy Benefit Manager, or PBM, business which was previously included in the Healthcare Services segment. The CenterWell segment (formerly Healthcare Services) represents our payor-agnostic healthcare services offerings, including pharmacy solutions, primary care, and home solutions. In addition to the new segment classifications being utilized to assess performance and allocate resources, we believe this simpler structure will create greater collaboration across the Insurance and CenterWell businesses and will accelerate work that is underway to centralize and integrate operations within the organization.
Our two reportable segments, Insurance and CenterWell, are based on a combination of the type of health plan customer and adjacent businesses centered on well-being solutions for our health plans and other customers. These segment groupings are consistent with information used by our Chief Executive Officer, the Chief Operating Decision Maker, to assess performance and allocate resources.
Our principal executive offices are located at 500 West Main Street, Louisville, Kentucky 40202, and the telephone number at that address is (502) 580-1000.

USE OF PROCEEDS
Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE
Overview
This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held. The four sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:
•our debt securities, which may be senior or subordinated;
•our preferred stock and depositary shares representing fractional shares of our preferred stock;
•our common stock; and
•warrants to purchase our debt securities, preferred stock, depositary shares and common stock.
When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.
Prospectus Supplements
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the information in the prospectus supplement should be read as superseding the information in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”
Any applicable prospectus supplement will describe the terms of any securities that we offer, as well as the other specific terms related to that offering. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement by filing a Current Report on Form 8-K or otherwise.
Legal Ownership of Securities
Holders of Securities
Book-Entry Holders. We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.
As a result, investors of securities in book-entry form will not own these securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. For more information about securities issued in global form, see “—Global Securities” below.
Street Name Holders. Alternatively, we may initially issue securities under this prospectus in non-global form. We may also terminate a global security at any time after it is issued. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses. In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders. We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities. In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is determined by the legal holders.
Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;
•how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement. We describe those situations under “—Special Situations When a Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under “—Legal Ownership of Securities-Holders of Securities” above;
•an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;
•DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and
•brokers, banks and other financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated. In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own brokers, banks or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities” above.
The special situations for termination of a global security are as follows:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or
•if we elect to terminate that global security.
A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement. If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES
We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture, in each case as supplemented, if applicable. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York). We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock, depositary shares or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture).
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of our parent company, Humana Inc., and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any or specified senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.
The applicable prospectus supplement will set forth the terms of each series of notes, including, if applicable:
•the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;
•any limit upon the aggregate principal amount of the debt securities;
•whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;
•the date or dates on which the principal amount of the debt securities will mature;
•if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;
•if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;
•the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;
•any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;
•the denominations in which any registered securities will be issuable, and the denominations in which any bearer securities will be issuable;
•if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•information with respect to events of default or covenants relating to the debt securities;

•if a person other than The Bank of New York Mellon Trust Company, N.A. is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;
•the currency in which the debt securities will be paid or denominated;
•if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;
•the designation of the original currency determination agent, if any;
•if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;
•provisions for the satisfaction and discharge of that indenture with respect to the debt securities issued under that indenture;
•the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;
•whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;
•if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;
•the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including our subsidiaries; and
•any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.
This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at premium, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

DESCRIPTION OF THE PREFERRED STOCK AND THE DEPOSITARY SHARES REPRESENTING FRACTIONAL OR MULTIPLE SHARES OF PREFERRED STOCK
We may issue preferred stock from time to time in one or more distinct series. We will include in a supplement to this prospectus the specific terms of each series of preferred stock being offered, including the terms, if any, on which a series of preferred stock may be convertible into or exchangeable for common stock or debt securities. The statements and descriptions of the terms of the preferred stock in this section and any prospectus supplement is only a summary of the preferred stock that we may offer. We urge you to read carefully our certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.
Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and the applicable prospectus supplement will set forth the terms of each series of preferred stock, including, if applicable:
•the distinctive serial designation and the number of shares;
•the dividend rate or rates, whether dividends will be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;
•any voting powers of the shares;
•whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;
•the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;
•whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;
•whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and
•any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as will not be inconsistent with the provisions of our certificate of incorporation.
The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.
We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock or multiple shares of preferred stock with the amount of the preferred shares to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a pro rata interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE COMMON STOCK
The following descriptions of our common stock and provisions of our restated certificate of incorporation (the “certificate of incorporation”) and amended and restated by-laws (the “by-laws”) are only summaries and are qualified by our certificate of incorporation and by-laws, which we have filed as exhibits to the registration statement of which this prospectus is a part, and Delaware corporate law.
General
We are authorized to issue up to 300,000,000 shares of common stock, par value $0.16 2/3 per share. As of February 29, 2024, 120,548,748 shares of common stock were issued and outstanding and held of record by approximately 1,588 stockholders. There were outstanding options to purchase 391,103 shares of our common stock as of February 29, 2024. In addition, there were up to 10,643,200 shares of our common stock available for issuance under both our 2011 and 2019 stock incentive plans for directors, officers, employees and consultants as of that date. The outstanding shares of our common stock are fully paid and non-assessable.
Our common stock is traded on the New York Stock Exchange under the symbol “HUM.” The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Subject to any preferential rights of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive, to the extent permitted by law, dividends as and when declared by our board of directors. In the event of the liquidation or dissolution of our company, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock.
Each share of our common stock is entitled to one vote with respect to matters brought before the stockholders. All voting is on a non-cumulative basis. All of our directors are elected at the annual meeting of our stockholders. Under our certificate of incorporation, neither our board of directors nor our stockholders may authorize the election of directors by cumulative voting or classify our directors by terms differing in date of expiration without unanimous approval of our stockholders.
Our by-laws provide that nominees for director are elected by a majority vote standard in uncontested elections, and by a plurality vote standard in contested elections. We have a resignation policy applicable to any nominee who is an incumbent director who fails to be re-elected in an uncontested election. Any director may be removed from office, either with or without cause, by the affirmative vote of the holders of a majority of all of the shares of stock outstanding and entitled to vote for the election of directors.
There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock.
The rights and privileges of our common stock will be subordinate to the rights and preferences of any shares of our preferred stock that we may issue in the future.
Proxy Access
Our by-laws permit a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of our board of directors, provided that the stockholders and nominees satisfy the requirements specified in our by-laws.
Anti-Takeover Effects of Delaware Law and Certain Provisions of Our Certificate of Incorporation and By-Laws
The provisions of Delaware law, our certificate of incorporation and by-laws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock. These provisions, described below, could deprive the stockholders of opportunities to realize a premium on the shares of our common stock owned by them.

Delaware Anti-Takeover Statute. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the time that the person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner or another prescribed exemption applies. Generally, a “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder, and an “interested stockholder” is defined as any person or entity, together with its affiliates and associates, that is, at any time within the past three years was, the beneficial owner of at least 15% of a corporation’s outstanding voting stock. The statute could prohibit or delay mergers or other takeovers or change-in-control attempts and, accordingly, may discourage attempts to acquire us.
Voting Requirements for Business Combinations. The DGCL generally provides that, subject to certain exceptions, the affirmative vote of a majority of the shares of a Delaware corporation entitled to vote on any matter is required to approve mergers, consolidations or the sale of all or substantially all of such corporation’s assets unless otherwise provided in such corporation’s certificate of incorporation.
Article Eleventh of our certificate of incorporation provides that the affirmative vote of three-fourths of our outstanding shares entitled to vote thereon will be required for our stockholders to:
•adopt any agreement for the merger or consolidation of us with or into a related company or an affiliate of a related company;
•authorize the sale or lease of all or substantially all of our assets to a related company or affiliate of a related company; or
•authorize the sale or lease to us or any of our subsidiaries of any assets of a related company or an affiliate of a related company in exchange for our equity securities.
The foregoing provision is not applicable to any such transaction if our board of directors approves the applicable transaction with a related company or affiliate prior to the time that the related company or affiliate became a holder of more than 5% of any class of our equity securities.
Under Article Eleventh of our certificate of incorporation,
•a “related company” in respect of any given transaction is any company, person or other entity which by itself or together with its affiliates and associates is the beneficial owner, directly or indirectly, of more than 5% of any class of our equity securities as of the record date for the determination of stockholders entitled to vote on such transactions;
•an “affiliate” of a related company is any company, person or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the related company; and
•an “associate” of a related company is any officer, director or beneficial owner, directly or indirectly, of 5% or more of any class of equity securities of such related company or any of its affiliates.
The provisions of Article Eleventh of our certificate of incorporation may not be amended without the affirmative vote of three-fourths of our outstanding shares entitled to vote thereon.
Advanced Notice Procedures for Stockholder Proposals and Director Nominations. Our by-laws set forth advance notice provisions with respect to stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders or special meeting of stockholders called by our board of directors for that purpose. Our by-laws also specify various requirements as to the timing, form and content of a stockholder’s notice.
Special Meetings. Special meetings of our stockholders may be held if our board of directors, its chairman, our chief executive officer or our president calls a meeting. However, these persons must call a meeting if stockholders owning one-fourth of our shares then issued and outstanding and entitled to vote on matters to be submitted to our stockholders request in writing that a meeting be held, subject to certain requirements specified in our by-laws.
Preferred Stock. The ability of our board of directors to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may discourage, delay, defer or prevent a change of control of us.

DESCRIPTION OF THE SECURITIES WARRANTS
This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.
If securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:
•the offering price;
•the currencies in which the securities warrants are being offered;
•the date on and after which the holder of the securities warrants can transfer them separately from any other securities that were offered in conjunction with the warrants;
•the terms of the senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock into which the securities warrants are exercisable as previously described under “Description of the Debt Securities,” “Description of the Preferred Stock and the Depositary Shares Representing Fractional or Multiple Shares of Preferred Stock” and “Description of the Common Stock,” as applicable;
•the date on which the right to exercise the securities warrants begins and the date on which the right expires; and
•any other terms of the securities warrants.

PLAN OF DISTRIBUTION
General
We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.
A prospectus supplement relating to a particular offering of securities will include the following information:
•the terms of the offering;
•the names of any underwriters or agents;
•the purchase price of the securities;
•the net proceeds to us from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any initial public offering price; and
•any discounts or concessions allowed or reallowed or paid to dealers.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
Underwriting Compensation
We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act.
Indemnification
We may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the

Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Related Transactions
Various of the underwriters, dealers and agents who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.
Delayed Delivery Contracts
We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$
Humana Inc.
$                   % Senior Notes due 20

Prospectus Supplement
          , 2025

Joint Book-Running Managers

J.P. Morgan	Barclays